EXHIBIT 23.2

CONSENT OF QUALIFIED PERSON

Dahrouge Geological Consulting USA Ltd. hereby consents to the public filing of Sections 1.1 to 1.5, 1.7, 1.12, 1.17, 2, 3, 4, 5, 6, 7, 8, 9, 11, 16, 20, 22.1, 22.7, 23.1, 23.9, 24 and 25 (the “Covered Sections”) of the Technical Report Summary titled “Technical Report Summary, Elk Creek Project, Nebraska” with an Effective Date of June 30, 2026 (the “Technical Report Summary”) as an exhibit to the Annual Report on Form 10-K for the fiscal year ended June 30, 2026 (the “Form 10-K”) of NioCorp Developments Ltd. (the “Company”).

Dahrouge Geological Consulting USA Ltd. also consents to the incorporation by reference of the Covered Sections in the Company’s Registration Statements on Form S-1 (Registration Nos. 333-285066, 333-279429, 333-271268, 333-254511, 333-270541 and 333-271266), Registration Statements on Form S-3 (Registration Nos. 333-280176 and 333-290837) and Registration Statements on Form S-8 (Registration Nos. 333-290671 and 333-222313) (collectively, the “Registration Statements”).

Dahrouge Geological Consulting USA Ltd. also consents to the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements and the Technical Report Summary.

Dahrouge Geological Consulting USA Ltd. also consents to any extracts from or a summary of the Covered Sections in the Form 10-K and incorporated by reference in the Registration Statements (the “Disclosure”).

Dahrouge Geological Consulting USA Ltd. certifies that we have read the Disclosure being filed by the Company and that it fairly and accurately represents the information in the Covered Sections.

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Signed and dated this 25th day of September, 2026 at Centennial, Colorado.

/s/Trevor Mills
Trevor Mills, P.G., SME-RM
Principal Geologist / US Operations Manager
Dahrouge Geological Consulting USA Ltd.